EXHIBIT 23.1
                         Consent of Independent Auditor


CONSENT OF INDEPENDENT AUDITOR

Braverman International, P.C.
Certified Public Accountant

The Board of Directors
Fuego Entertainment, Inc.

Gentlemen:


This letter will authorize you to include the Audit of your company dated May 31, 2005 and reference our firm in the "Experts" section in the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission.



Yours Truly,


/s/ Braverman International, P.C.
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    September 29, 2005